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                                                                  EXHIBIT 3.01

                               AUTOWEB.COM, INC.

                          Certificate of Incorporation


                                   Article I

    The name of the corporation is Autoweb.com, Inc.

                                   Article II

    The address of the registered office of the corporation in the State of Delaware is 15 E. North Street, City of Dover 19901, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

                                  Article III

    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   Article IV

    A.  Authorization of Shares. The total number of shares of all classes of
        -----------------------
stock which the corporation has authority to issue is seventy-three million six hundred forty-nine thousand nine hundred and seventy-six (73,649,976) shares, consisting of two classes: sixty million (60,000,000) shares of Common Stock, $0.001 par value per share, and thirteen million six hundred forty nine thousand nine hundred seventy six (13,649,976) shares of Preferred Stock, $0.001 par value per share.

    B.  Designation of Future Series of Preferred Stock.  The Board of Directors
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is authorized, subject to any limitations prescribed by the law of the State of
Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Subject to approval by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

    Except as expressly provided in any certificate of designation designating any series of Preferred Stock pursuant to the foregoing provisions of this
Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series
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                                                             Autoweb.com, Inc.
                                                  Certificate of Incorporation

thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

     If the certificate of designation creating a series of Preferred Stock so provides, any shares of a series of Preferred Stock that are acquired by the corporation, whether by redemption, purchase, conversion or otherwise, so that such shares are issued but not outstanding, may not be reissued as shares of such series or as shares of the class of Preferred Stock. Upon the retirement of any such shares and the filing of a certificate of retirement pursuant to Sections 103 and 243 of the Delaware General Corporation Law with respect thereto, the shares of such series shall be eliminated and the number of shares of Preferred Stock shall be reduced accordingly.

                                   Article V

    The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

                                   Article VI

    Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  Article VII

    A.  Number of Directors.  The number of directors constituting the entire
        -------------------
Board shall be fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors constituting the entire Board initially shall be six (6) until otherwise fixed by a majority of the entire Board, and provided further, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

    B.  Classified Board.  Upon the closing by the corporation of a firm
        ----------------
commitment underwritten public offering of shares of Common Stock in which the aggregate price received for such shares by the corporation (net of underwriting discounts and commissions and offering expenses) shall be at least $15,000,000 and at a price per share of Common Stock of at least $8.28 (subject to adjustments for stock splits, stock dividends, recapitalizations and the like) ("Qualified IPO"), the Board of Directors shall be divided into three classes,
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as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the first annual meeting of stockholders following the closing of a Qualified IPO, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors at the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the

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                                                             Autoweb.com, Inc.
                                                  Certificate of Incorporation

next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders following the closing of a Qualified IPO, other than the first such meeting, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

    C.  Removal for Cause.  Notwithstanding any other provisions of this
        -----------------
Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of section C of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                                  Article VIII

    Effective immediately after the closing of an underwritten public offering of shares of the corporation's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, actions shall be taken by the corporation's stockholders only at annual or special meetings of stockholders, and the corporation's stockholders shall not be able to act by written consent.

                                   Article IX

    To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                   Article X

    The name and mailing address of the incorporator is John F. Platz, c/o Fenwick & West LLP, Two Palo Alto Square, Suite 700, Palo Alto, California 94306.

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                                                             Autoweb.com, Inc.
                                                  Certificate of Incorporation

    The undersigned incorporator hereby acknowledges that the foregoing certificate is his act and deed and that the facts stated herein are true.



Dated:  January __, 1999

                                  ________________________________
                                  John F. Platz, Incorporator

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